News Release

Contact:	For Release:
Brad Cohen	May 6, 2015
Public Relations	1:07 p.m. PDT
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
(212) 331-8424 or (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

Quantum Announces Resignation of Jeffrey Smith From Its Board of Directors and
Appointment of Robert Andersen Pursuant to Starboard’s Replacement Rights

SAN JOSE, Calif. — May 6, 2015 — Quantum Corp. (NYSE: QTM) today announced that effective May 6, 2015, Jeffrey C. Smith has resigned from Quantum’s board of directors. Pursuant to the agreement between Starboard Value LP and Quantum dated July 28, 2014, Starboard has exercised its replacement rights to recommend that Robert J. Andersen be appointed to the board. Andersen, who will join the board as of May 6, currently serves as the chief financial officer of Tessera Technologies Inc., a leading developer and licensor of semiconductor packaging and interconnect solutions.

“I have enjoyed working with the management team and board of Quantum, and I am proud of our accomplishments,” commented Smith. “Since joining the board in 2013, Quantum’s financial results have improved significantly, and its strategy has become increasingly focused on optimizing the cash flow from the company’s long-standing tape products while further expanding its footprint in the rapidly growing scale-out storage market. As a result, the company is well-positioned to continue to drive profitable core organic revenue growth. To be sure, there is still more to be accomplished, and we believe that the current board, with the addition of Robert Andersen, will be well-suited to capitalize on the opportunities ahead. In particular, we believe that Robert’s extensive experience as a senior executive at technology companies will be highly valuable to Quantum as it continues in its execution and evolution.”

“On behalf of our management team and board of directors, I want to thank Jeff for his valuable service and contributions to Quantum and its shareholders,” said Jon Gacek, president and CEO of Quantum. “He has been an integral part of our recent accomplishments and has helped to put the company on a path to long-term profitable growth and value creation.”

“The board has truly appreciated Jeff’s constructive involvement,” said Paul Auvil, chairman of the board of directors. “He has been a valuable contributor to the board and provided a healthy and balanced focus on the best interests of the company and its shareholders. We thank him for his service and wish him well in his future endeavors. We also look forward to working with Robert as we continue to position Quantum to take advantage of opportunities to increase both growth and profitability.”

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About Quantum

Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo and Be Certain are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements that Quantum is well-positioned to continue to drive profitable core organic revenue growth, that we are well-suited to capitalize on the opportunities ahead, that Robert’s extensive experience as a senior executive at technology companies will be highly valuable to Quantum as it continues in its execution and evolution, that the company is on a path to long-term profitable growth and value creation and that we are continuing to position Quantum to take advantage of opportunities to increase both growth and profitability are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 6, 2014 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 6, 2015. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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